SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  X

Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     Definitive Proxy Statement
X    Definitive Additional Materials
     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                CARECENTRIC, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X    No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Dear Fellow Shareholders:

         For CareCentric, the latter part of 2001 continuing into 2002 has been a period of moving forward towards creation of a foundation for the future. With the pressures facing the Company in 2001, the overriding goal for the year was to stabilize the operations sufficiently to develop a platform for reinvestment in our future and for growth. Therefore, the Company undertook several actions to strengthen our current product line, add new products and services, continue the evolution of existing products, lower operating costs, streamline customer service, better organize to meet our future needs, add new revenues, change the mix of talent in the Company, standardize operations across all product lines, and align management along functional lines encouraging closer contact to our customers. These activities all have a single focused goal of building off our current base of products and services to better service our markets with extended new product offerings operating on state of the art platforms.

         These changes have not come without challenging every aspect of our Company, how we operate, and how we need to do business in the future. In implementing these changes, the Company is showing renewed vigor targeted at generating profits and shareholder value that is extendable and sustainable. In recent months, we have put forth great efforts to insure that every activity is carefully targeted to servicing our customers' needs, while building value, adding a foundation for the next generation of product platforms and creating sustainable growth.

         As we entered 2001, there were a number of needed focus points in the Company's direction. The work done in the early part of the year added greatly to our ability to make the major changes we identified in the latter part of the year and into 2002. In May of 2001, the Company undertook a restructuring that decreased costs and brought the Company closer to operating profitability. Without these changes, and the modifications to our operations, we could never have reached a point to begin building for tomorrow. These changes carried forward the vision of real time customer support, faster reaction time to issues, and enhancement to our products, including the rollout of Smart ClipBoard 3.1 and STAT 4.1. In addition, the rollout of a revised telephony product, new capabilities and enhancements to Mestamed and DME VI at our behest and the request of our customer group, and the creation of several new products and services all added to the momentum in our products and to the extension of a growth platform for the Company.

         In 2001, we continued to have strong new software sales and other services, aided by the expansion of Smart ClipBoard along with new software in our STAT, Mestamed and DME VI product lines. These revenues were enhanced by the continued underlying strength of our recurring maintenance revenues. The combined revenue numbers gave us a solid foundation for the next phase of changes to reinitiate growth and create a sustained positive cash flow for reinvestment.

         In late 2001 and into 2002, we began the next phase of our building plan. These activities include a revitalization of the finance areas to streamline our billing, audit, invoicing, customer records data base and accounts receivable processing, while building a solid, Company-wide system for managing all financial functions on a common platform. Additionally, the Company was reorganized to eliminate the historical product line orientations that prevented us from using our resources to their maximum value and from homogenizing corporate functions into institutionalized processes. The old product line organization was recreated into a functional organization. Now there is one Finance function, one Marketing and Sales function, one Product
Development function and one Customer Service management function. New systems are being developed in 2002 to insure clear lines of responsibility and accountability for all functions. Other key benefits of this structure are fewer management levels, closer support for the customer, clearer contact points for our customers, lower internal costs, institutionalized systems and redirection of product resources to maximize the value of our research and development dollars.

         A key outcome of all these changes is the ability to provide higher levels of service to our customers and faster product development timeframes, all at lower costs. The objective of these changes is to direct development dollars to future platforms and to leverage off our existing product feature superiority into a new generation of technology platforms to service our customers well into the future.

         Recently, we launched several new product initiatives, including a joint venture to sell the eCMN product, the launch of Visit Assistant, the beta of Delivery Assistant, the live sales of PharmMed and the development of our HIPAA modules well in advance of the deadlines set by the government. These initiatives along with the continued sales of Smart ClipBoard, MestaMed, DME VI and STAT are adding to our revenues and investment for the future. The launch of these new services and others to come should continue to increase our positive cash flow and allow us to continue the development of the new product platforms.

         In addition, in early 2002, the Company reorganized in a manner that redirected costs, added development resources, moved the support and decision making closer to the customer and built an infrastructure suited to our future. In recent weeks, we have added a number of new resources and experience that bring new technical talent to the Company to insure our new platforms are the most flexible, scalable and ubiquitous in the industry. In the coming weeks, we will continue to add appropriate technical resources and insure we augment them with the extensive knowledge of our existing staff to build the most respected product offerings in our industry. Our intent is not to use the reorganization dollars for anything other than building future platforms and reinvestment in our future. The new product platform team is hard at work on the new technologies, while we continue to add services and capabilities to our existing products. A large team remains in place to add new services and to service our current customers, while the new product team builds off our existing base to revolutionize the technology platforms for future products.

         We remain committed to our customers and continue to invest heavily in our product enhancements to meet the needs of our existing customers and their businesses. Recently, some of our key debt holders also made a strong contribution to our growth program by committing to restructure existing debt and to provide a revised line of credit to smooth out cash flow timing. While we expect that the Company will be able currently to operate on a cash flow positive basis in the normal course of business and support the cash needs of the new product and services development, the lines of credit will allow us to smooth gaps in that cash flow during this critical period of reinvestment. At a time when finding reasonably priced capital is so difficult, we are fortunate to have committed shareholders and debt holders willing to make continued investment in our future.

         Thanks so much for your support. The year 2002 is dedicated to fiscal stability, investment in our future product platforms, support of our customers and current products, rollout of the many new products and services of the last year, integration of institutionalized systems and clear, short decision lines for our managers to better service our customers. When we accomplish these challenges this year, we look forward to the very exciting 2003 that these foundations provide as a launching pad for CareCentric in the future.

Very truly yours,



John R. Festa
President and Chief Executive Officer
CareCentric, Inc.

1466112v1